Exhibit 4.1

EXECUTION COPY

FIRST AMENDMENT

FIRST AMENDMENT, dated as of July 28, 2006 (this “Amendment”), to the Revolving Credit Agreement, dated as of August 19, 2005 (as the same may be amended (including pursuant to this Amendment), supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMITHFIELD FOODS, INC., a Virginia corporation (the “Borrower”); each of the Subsidiaries of the Borrower from time to time party to the Credit Agreement (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), the lenders from time to time party to the Credit Agreement (the “Lenders”), CALYON NEW YORK BRANCH, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH and SUNTRUST BANK, as co-documentation agents (in such capacities, the “Co-Documentation Agents”), CITICORP USA, INC., as syndication agent (in such capacity, the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders have agreed to such amendments but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Section 6.03 of the Credit Agreement. Section 6.03 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.03. Fundamental Changes.

(a) Mergers, Sales of Assets, Etc. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

(i) any Restricted Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation,

(ii) any Subsidiary may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary; provided that if any such transaction shall be between a Subsidiary Guarantor and a Restricted Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance,

(iii) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Restricted Subsidiary; provided that if any such transaction shall be between a Subsidiary Guarantor and a Restricted Subsidiary not a Subsidiary Guarantor, and if such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents pursuant to documentation satisfactory to the Administrative Agent in form and substance,

(iv) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders,

(v) prior to the Security Termination Date, the stock or assets of any Restricted Subsidiary may be sold, transferred, leased or otherwise disposed of in connection with the making of an investment in a Joint Venture permitted under Section 6.04(h)(iii) below, and

(vi) the stock or assets of any Restricted Subsidiary may be sold, transferred, leased or otherwise disposed of in a transaction permitted under Section 6.10;

provided that any such merger that would otherwise be permitted by this Section 6.03 involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) Lines of Business. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related thereto.

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(c) Sales of Assets. On and after the Security Termination Date, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets or property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s capital stock to any Person, except:

(i) the sale, transfer or other disposition of obsolete, worn out or surplus property in the ordinary course of business;

(ii) the sale of inventory and goods held for sale in the ordinary course of business;

(iii) the lease or sublease of real or personal property in the ordinary course of business;

(iv) sales, transfers, leases and other dispositions permitted by Section 6.03(a) (other than Section 6.03(a)(iv));

(v) the sale, transfer or other disposition of assets or property (including the sale or issuance of capital stock of any Restricted Subsidiary) (A) to the Borrower or any Subsidiary Guarantor, (B) between Restricted Subsidiaries that are not Subsidiary Guarantors and (C) subject to Section 6.04(d), of the Borrower or any Subsidiary Guarantor constituting Investments to any Restricted Subsidiary that is not a Subsidiary Guarantor; and

(vi) sales or discounts without recourse (except in the case of clause (B), with respect to Standard Securitization Undertakings) of Accounts Receivable either (A) arising in the ordinary course of business in connection with the compromise or collection thereof or (B) in a transaction permitted by Section 6.14.

(d) Notwithstanding the restrictions set forth in this Section 6.03, (i) the divestiture or other disposition of specific assets and property of the Borrower or its Restricted Subsidiaries pursuant to an order by any Governmental Authority shall be permitted to the extent such order is given by such Governmental Authority as a prerequisite to the receipt of such Governmental Authority’s approval in connection with a pending Acquisition by the Borrower or any Restricted Subsidiary and the Borrower or such Restricted Subsidiary shall have repaid all Indebtedness (other than Indebtedness outstanding hereunder) associated with the assets or property so divested or disposed (or such Indebtedness shall have been assumed by the purchaser of such assets or property) and (ii) the sale, transfer or other disposition of other property or assets of the Borrower and the Restricted Subsidiaries (including the sale of stock or other assets otherwise prohibited by Sections 6.03(a) or (c)) for fair value shall be permitted so long as (A) the aggregate amount of all such sales, transfers and other dispositions by the Borrower and the Restricted Subsidiaries, taken as a

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whole, pursuant to this Section 6.03(d)(ii), shall not exceed, in the aggregate, 20% of the Consolidated Total Assets; provided that, to the extent that (1) the proceeds of any such sale, transfer or other disposition permitted under this Section 6.03(d)(ii)(A) are reinvested in assets that are related to the business in which the Borrower and its Restricted Subsidiaries are permitted to be engaged under Section 6.03(b) within the period of twelve (12) months following such sale, transfer or other disposition and (2) the amount of proceeds of all such sales, transfers or other dispositions that are subject to reinvestment do not at any one time exceed 20% of the Consolidated Total Assets, such sale, transfer or other disposition shall be excluded for purposes of computing the amount of sales, transfers and other dispositions made pursuant to Section 6.03(d)(ii)(A); provided, further, that, to the extent that the Borrower or any Restricted Subsidiary has acquired any assets that are related to the business in which the Borrower and its Restricted Subsidiaries are permitted to be engaged under Section 6.03(b) during the period six months prior to such sale, transfer or other disposition, then the proceeds of such sale, transfer or other disposition may be deemed to have been reinvested for the purpose of determining compliance with the preceding proviso and (B) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each of the Obligors and Lenders constituting the Required Lenders.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the First Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the First Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 5. Effect of Amendment. (a) This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with its terms.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SMITHFIELD FOODS, INC.

By	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

PACKERLAND-PLAINWELL, INC.

NORTH SIDE FOODS CORP.

PACKERLAND PACKING COMPANY, INC.

PATRICK CUDAHY INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES, INC.

THE SMITHFIELD PACKING COMPANY, INCORPORATED

STEFANO FOODS, INC.

THE SMITHFIELD HAM AND PRODUCTS COMPANY, INCORPORATED

DAKOTA ACQUISITION COMPANY

JOHN MORRELL OF JAPAN, INC.

MURPHY FARMS OF TEXHOMA, INC.

BROWN’S OF CAROLINA LLC

CARROLL’S FOODS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CENTRAL PLAINS FARMS LLC

CIRCLE FOUR LLC

MURPHY FARMS LLC

QUARTER M FARMS LLC,

MURPHY-BROWN HOLDINGS LLC

each a Delaware limited liability company

By	MURPHY-BROWN LLC,
a Delaware limited liability company, as a sole member of each
	By	JOHN MORRELL & CO.,
a Delaware corporation, as its sole member
/s/ Daniel G. Stevens
	Name:	Daniel G. Stevens
	Title:	Vice President

Signature Page to First Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

SHOWCASE FOODS, INC. SMITHFIELD GLOBAL PRODUCTS, INC. CATTLE PRODUCTION SYSTEMS, INC. FARMLAND FOODS, INC.

By	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

MURPHY-BROWN LLC, a Delaware limited liability company

	By	JOHN MORRELL & CO.,
a Delaware corporation, as its sole member

/s/ Daniel G. Stevens
	Name:	Daniel G. Stevens
	Title:	Vice President

Signature Page to First Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Randolph Cates
Name:	Randolph Cates
Title:	Vice President

Signature Page to First Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

Citicorp USA, Inc.

By:	/s/ Robert H. Chen
Name:	Robert H. Chen
Title:	Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By:	/s/ Robert M. Mandula
Name:	Robert M. Mandula
Title:	Managing Director

By:	/s/ Rebecca O. Morrow
Name:	Rebecca O. Morrow
Title:	Executive Director

Bank of America, N.A.

By:	/s/ William F. Sweeney
Name:	William F. Sweeney
Title:	Senior Vice President

BNP Paribas

By:	/s/ Richard Broeren
Name:	Richard Broeren
Title:	Managing Director

By:	/s/ Gaye Plunkett
Name:	Gaye Plunkett
Title:	Vice President

CoBank, ACB

By:	/s/ Jim Stutzman
Name:	Jim Stutzman
Title:	Vice President

Signature Page to First Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

Harris N.A., successor by merger to Harris Trust and Savings Bank

By:	/s/ John R. Carley
Name:	John R. Carley
Title:	Vice President

The Royal Bank of Scotland PLC

By:	/s/ Michaela Galluzzo
Name:	Michaela Galluzzo
Title:	Vice President

ING CAPITAL LLC

By:	/s/ Daniel W. Lamprecht
Name:	Daniel W. Lamprecht
Title:	Managing Director

Mizuho Corporate Bank, Ltd.

By:	/s/ Takahiko Ueda
Name:	Takahiko Ueda
Title:	Deputy General Manager

U.S. Bank National Association

By:	/s/ Sara Reid
Name:	Sara Reid
Title:	Vice President

Wachovia Bank, National Association

By:	/s/ Beth Rue
Name:	Beth Rue
Title:	Vice President

Goldman Sachs Credit Partners, L.P.

By:	/s/ James V. Balcom
Name:	James V. Balcom
Title:	Authorized Signatory

Signature Page to First Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement

CAPE FEAR FARM CREDIT, ACA

By:	/s/ Randy T. Pope
Name:	Randy T. Pope
Title:	Vice President

Signature Page to First Amendment to

Smithfield Foods, Inc. Revolving Credit Agreement